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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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Cumberland Mountain Bancshares, Inc.


                                          State or Other            Percentage
Subsidiaries (1)                    Jurisdiction of Incorporation   Ownership
-------------------------           -----------------------------   ----------

Middlesboro Federal Bank,
  Federal Savings Bank                      United States              100%

Home Mortgage Loan Corporation (2)          Kentucky                   100%


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(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.

(2) Wholly owned subsidiary of Middlesboro Federal Bank, Federal Savings Bank.